EXHIBIT 16.1


                     Resignation of Sellers & Andersen, LLC.


                            Sellers & Andersen, LLC.
                             684 E. Vine Street, #3
                                Murray, UT 84107
                                  801-268-2632
                                  801-262-3978



March 18, 2004

Ronald Xie, President
China NetTV Holdings, Inc.
830-789 West Pender Street
Vancouver, B.C. Canada  V6C 1H2

Dear Mr. Xie:

This is to confirm that the client-auditor relationship between China NetTV Holdings, Inc. (Commission File Number 000-26217) and Sellers & Andersen LLC has ceased.

Sincerely,


/s/ Sellers & Andersen, LLC.
--------------------------------------------
Sellers & Andersen, LLC.